                                              Confidential Treatment Requested
                                        under 17 C.F.R. Sections 200.80 (B)(4),
                                                            200.83 and 230.406

                                                       CONTRACT NO. 5600001843


                                  AGREEMENT

                                     FOR

                              TECHNICAL SERVICES

                                  BETWEEN

                                SEMPRA ENERGY

                                     AND

                                  CAYENTA.COM

                                     FOR

                INFORMATION TECHNOLOGY CONSULTING SERVICES

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                               TABLE OF CONTENTS


ARTICLE...................................................................PAGE
-------                                                                   ----
  1. SCOPE.................................................................. 1
  2. COMMENCEMENT AND COMPLETION OF WORK.................................... 1
  3. REPRESENTATIVES........................................................ 1
  4. RESPONSIBILITY OF CAYENTA.COM.......................................... 2
  5. MONITORING............................................................. 2
  6. CHANGES................................................................ 2
  7. DELAYS................................................................. 2
  8. OWNERSHIP OF INTELLECTUAL PROPERTY AND MATERIAL........................ 3
  9. REPORTS................................................................ 3
 10. SUBCONTRACTORS......................................................... 4
 11. COMPENSATION........................................................... 4
 12. PAYMENT................................................................ 4
 13. AUDIT.................................................................. 5
 14. TAXES.................................................................. 6
 15. INDEPENDENT CAYENTA.COM................................................ 6
 16. WARRANTY............................................................... 7
 17. INSURANCE.............................................................. 7
 18. INDEMNITY.............................................................. 8
 19. GOVERNING LAW.......................................................... 9
 20. COMPLIANCE WITH LAWS................................................... 9
 21. TERMINATION............................................................ 9
 22. LIENS..................................................................10
 23. ASSIGNMENT.............................................................10
 24. EQUAL EMPLOYMENT OPPORTUNITY...........................................10
 25. CALENDAR YEAR 2000 COMPLIANCE..........................................11
 26. NONWAIVER..............................................................11
 27. DISPUTES...............................................................11
 28. NOTICES OR DEMANDS.....................................................11
 29. CONFIDENTIALITY........................................................12
 30. TIME OF ESSENCE........................................................14
 31. VALIDITY...............................................................14
 32. SURVIVAL...............................................................14
 33. NO ORAL MODIFICATIONS..................................................14
 34. CAPTIONS...............................................................14
 35. COUNTERPARTS...........................................................14
 36. AUTHORITY..............................................................14
 37. JOINT AND SEVERAL LIABILITY............................................14
 38. COMPLETE AGREEMENT.....................................................15


SCHEDULE A  - TECHNICAL SERVICES SCOPE OF WORK
SCHEDULE B  - SUBCONTRACTORS LIST
SCHEDULE C  - RESERVED
SCHEDULE D  - COMPENSATION
SCHEDULE E  - REQUIRED INSURANCE
SCHEDULE F  - INTENTIONALLY OMITTED
SCHEDULE G  - WORK AUTHORIZATION
SCHEDULE H  - WEEKLY TIME CARD
SCHEDULE I  - TRAVEL GUIDELINES


                                  SEMPRA ENERGY
                              San Diego, California


                           TECHNICAL SERVICES AGREEMENT


     This Technical Services Agreement ("Agreement") is made effective as of January 1, 2000, by and between Sempra Energy (SEMPRA ENERGY) and Cayenta.com ("Cayenta.com").

The Parties hereby agree as follows:

     1.   SCOPE

     Cayenta.com shall perform, at its own proper cost and expense, in workmanlike fashion to the industry standard, to the satisfaction of SEMPRA ENERGY, the following generally described Technical Services (hereinafter, the "Services"):


                Information Technology Consulting Services

     The Services, including the scope of work, specifications, schedule of milestones and deliverables, and performance standards, are more fully described in SCHEDULE A - TECHNICAL SERVICES SCOPE OF WORK (hereinafter the "Scope of Work"), attached hereto and made a part of this reference.


     2.   COMMENCEMENT AND COMPLETION OF WORK

     This Agreement shall commence January 3, 2000, and shall be in full force and effect through June 30, 2001, unless terminated earlier in accordance with Article 21. Cayenta.com agrees to commence and perform the Services in accordance with the requests of SEMPRA ENERGY Representative. The nature of the Services is such that timely performance is critical to the orderly progress of related work and to the operating schedule of SEMPRA ENERGY.

     3.   REPRESENTATIVES

          3.1   SEMPRA ENERGY Representative: Jerry Deems
                                     Phone (619) 696-4626
                                     Fax   (619) 696-4577

     SEMPRA ENERGY designates, and Cayenta.com accepts, the individual named above as SEMPRA ENERGY Representative for all matters relating to Cayenta.com's performance of Services under this Agreement. The actions taken by the SEMPRA ENERGY Representative regarding such performance shall be deemed the acts of SEMPRA ENERGY. SEMPRA ENERGY may, upon written notice to Cayenta.com, pursuant to Article 28 hereof, change the designated Representative.

          3.2   Cayenta.com Representative: David Porrecca
                                            225 Broadway
                                            Suite 1500
                                            San Diego, California 92101
                                            (800) 568-6100 x2425

     Cayenta.com designates, and SEMPRA ENERGY accepts, the individual named above as Cayenta.com Representative for all matters relating to Cayenta.com's performance of Services under this Agreement. The actions taken by Cayenta.com Representative shall be deemed the acts of Cayenta.com.


     4.   RESPONSIBILITY OF CAYENTA.COM

     Cayenta.com shall perform the Services in accordance with established professional and business standards and ethics. All Services shall conform to the Scope of Work and performance standards set forth in the Scope of Work. Cayenta.com shall remedy any and all deficiencies in its Services which result from Cayenta.com's failure to employ commercially reasonable efforts to adhere to the Scope of Work.

     5.   MONITORING

     All Services performed by Cayenta.com shall be subject to the monitoring and approval of SEMPRA ENERGY at all times, but such right of monitoring or actual approval of Services shall not relieve Cayenta.com of responsibility for the proper performance of the Services. Cayenta.com shall provide to SEMPRA ENERGY or SEMPRA ENERGY's designee access to Cayenta.com's facility or facilities where the Services are being performed and sufficient, safe and proper work conditions for such services and Cayenta.com shall furnish to SEMPRA ENERGY such information concerning its operations or the performance of the Services as SEMPRA ENERGY shall reasonably request.

     6.   CHANGES

          6.1 Either party may initiate a request for a change in this Agreement by advising the other Party of the change in writing. As soon as practicable after notice of such request, Cayenta.com shall prepare and forward to SEMPRA ENERGY in writing the proposed changes to this Agreement.


          6.2 If the parties fail to agree on an Amendment to this Agreement ("Amendment") relating to a proposed change, SEMPRA ENERGY reserves the option to retain others to provide the Services subject to the change order.

          6.3 Cayenta.com shall implement a change in this Agreement only after Cayenta.com has received a written Amendment executed by an authorized procurement agent or officer of SEMPRA ENERGY. All changes shall be performed under the Terms and Conditions of this Agreement. Cayenta.com hereby expressly waives any compensation, reimbursement of expenses and any other right to receive payment with respect to any change NOT authorized by a written Amendment to this Agreement.


     7.   DELAYS

     Cayenta.com shall notify SEMPRA ENERGY in writing immediately of any delay, or anticipated delay in Cayenta.com's performance of this Agreement due to causes or circumstances beyond the reasonable control of Cayenta.com, and the reason for and anticipated length of the delay. SEMPRA ENERGY may extend the date of performance for a period equal to the time lost by reason of the delay if SEMPRA ENERGY, in its reasonable judgment, determines that the delay is due to causes or circumstances beyond the reasonable control of Cayenta.com. Any extension to the contract term or milestone schedule pursuant to this Article, shall be documented by a written Amendment to this Agreement.

     8.   OWNERSHIP OF INTELLECTUAL PROPERTY AND MATERIAL

          8.1 Any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, development or discovery (hereinafter, collectively, "Invention"), whether or not patentable, or copyrightable, or entitled to legal protection as a trade secret or otherwise, that Cayenta.com may conceive, make, develop, create, reduce to practice, or work on, in whole or in part, in the course of performing the Services shall be owned by SEMPRA ENERGY and shall be delivered to SEMPRA ENERGY upon completion of the Services. Cayenta.com agrees that any copyrightable Invention shall constitute a "work made for hire." Cayenta.com hereby assigns to SEMPRA ENERGY, without royalty or any further consideration, Cayenta.com's entire right, title and interest in and to any such Inventions.

          8.2 Cayenta.com hereby grants to SEMPRA ENERGY an irrevocable, assignable, nonexclusive royalty-free unrestricted license to use, copy, distribute and make derivatives of any proprietary rights or specialized knowledge of Cayenta.com that are part of any work product furnished by Cayenta.com to SEMPRA ENERGY under this Agreement for SEMPRA ENERGY's and its affiliates' use. Prior to furnishing to SEMPRA ENERGY any proprietary rights of Contractor or any subcontractor, Contractor shall inform SEMPRA ENERGY in writing of its plan to provide such rights and shall describe such rights in sufficient detail so that SEMPRA ENERGY can understand that the scope of the rights claimed by Contractor.

          8.3 If requested by SEMPRA ENERGY, Cayenta.com agrees to take all actions necessary, at SEMPRA ENERGY's sole cost and expense, to obtain, maintain or enforce patents, copyrights, trade secrets and other proprietary rights in connection with any Invention, and Cayenta.com agrees that its obligations under this Article shall continue beyond the termination or completion of this Agreement.


          8.4 Any and all material and information prepared, accumulated or developed by Cayenta.com, any subcontractor or their respective employees in the scope of work performing the services, including, without limitation, documents, drawings, calculations, maps, plans, estimates, specifications, sketches, notes, reports, summaries, data models and samples, (hereinafter, collectively, the "Material"), shall become the property of SEMPRA ENERGY when prepared or in process, whether or not delivered by Cayenta.com. Cayenta.com shall deliver the Material, together with any other materials furnished to Cayenta.com by SEMPRA ENERGY hereunder, to SEMPRA ENERGY upon request, and, in any event, upon termination or completion of this Agreement.

          8.5 Contractor agrees that during the term of this Agreement and for a period of eighteen (18) months following its expiration or termination, Contractor will not provide any consulting services to any gas or electric utility, any utility holding company, or any regulated or unregulated subsidiary of a utility holding company, any power marketer or any other company that provided energy information or energy purchasing related products or services in the United States, unless that entity is a wholly or partially owned direct or indirect subsidiary (i.e. at least 10% voting and beneficial membership) of Sempra Energy.

          8.6 Prior to working on any customized software, Contractor shall identify in writing to SEMPRA ENERGY any third party development tools, (whether or not commercially available), compilers, libraries or other source code to be embedded in, used in the development of and/or necessary for the maintenance of any customized software written by Contractor or any subcontractor in accordance with Schedule A. In addition, prior to working on the project, Contractor shall inform SEMPRA ENERGY of the cost of procuring a perpetual royalty-free license to use, modify, translate and create derivatives of the third party source code as part of the SEMPRA ENERGY software, the cost of obtaining a run-time executable license to the third party software and the cost of development tools (whether or not commercially available). If SEMPRA ENERGY approves the project in accordance with SCHEDULE A, then Contractor shall be responsible for initiating and assisting SEMPRA ENERGY in the procurement, in the name of SEMPRA ENERGY, of any third party license required to enable SEMPRA ENERGY to maintain, enhance and create derivatives of its customer software, and, in the case of any business line software, to enable SEMPRA ENERGY or its subsidiaries and/or affiliates (including without limitation Soliance Networks, L.L.C., a Delaware Limited Liability Company) to sublicense SEMPRA ENERGY's software (with the embedded third party code) on a shrink wrap basis.

     9.   REPORTS

     Cayenta.com shall provide periodic status reports in accordance with Schedule A and as requested by the SEMPRA ENERGY Representative. Reports shall be issued to the SEMPRA ENERGY Representative on a weekly basis and are due by 2:00 p.m. every Friday. The reports shall contain weekly time sheet, weekly accomplishments, planned activities for the upcoming week, and issues affecting current assignment. Reports shall make periodic comparisons of the Services rendered to date against the Work Order, including any milestones and estimated costs. Such reports shall include an explanation of any significant variations, an identification of any potential or known developments which may impact SEMPRA ENERGY and any corrective actions implemented.

     10.  SUBCONTRACTORS

          Cayenta.com shall at all times be responsible for the negligent or illegal acts and omissions of subcontractors and individuals directly or indirectly employed by them. Cayenta.com shall be responsible for performance of all the Services, whether performed by Cayenta.com or its subcontractors. This Agreement shall NOT give rise to any contractual relationship between SEMPRA ENERGY and a subcontractor. SEMPRA ENERGY shall NOT undertake any obligation to pay or to be responsible for the payment of any sums to any subcontractor. Initial subcontractors are referenced on SCHEDULE B - SUBCONTRACTORS LIST.

     11.  COMPENSATION

          Cayenta.com hereby agrees to accept as full compensation for satisfactory performance of the Services as described in Article 1 and SCHEDULE A, the compensation that is outlined in SCHEDULE D - COMPENSATION. Payments shall be made at the times and in the manner specified in Article 12.

     12.  PAYMENT

          12.1. Cayenta.com shall invoice SEMPRA ENERGY in accordance with the daily rates set forth in SCHEDULE D. Invoices shall be submitted bi-weekly, with the beginning of the pay period being a Monday and the end of the pay period being on a Friday. Invoices shall include at a minimum the Contract Number, Work Authorization Number, Cayenta.com's employee name, hours worked per pay period, daily rate and extended amount for each of Cayenta.com's employees, and the total amount due for the pay period. Cayenta.com shall have complete support documentation of all charges incurred, including weekly time sheets as described in SCHEDULE H - WEEKLY TIME CARD, any data required to calculate fees or variable rate charges, plus receipts for reimbursable expenses in amount equal to or greater than $25.00 per item and a breakdown by category.

          12.2. SEMPRA ENERGY may withhold payment of the whole or part of any amount due or claimed to be due by Cayenta.com to such extent as may be necessary to protect SEMPRA ENERGY from loss on account of any of the following:

               12.2.1. Defective Services NOT remedied.

               12.2.2. Third party claims indemnified hereunder as filed or with reasonable evidence indicating probable filing of such claims.

               12.2.3. Failure of Cayenta.com to make payment promptly to its employees, suppliers or subcontractors.

               12.2.4. Indemnified damage caused by Cayenta.com to others and/or SEMPRA ENERGY; or

               12.2.5. A good faith dispute as to the achievement of a milestone or the calculation of the amount invoiced.

          12.3. Cayenta.com shall submit invoices in duplicate. SEMPRA ENERGY's Representative shall approve all invoices before payment. Invoices and payments shall be addressed as follows:

          Originals to:             Sempra Energy
                                    Attention: Accounts Payable
                                    PO Box 129007
                                    San Diego, CA 92112-9007

          Copy to:                  SEMPRA ENERGY
                                    Attention: Clyde Parks
                                    101 Ash Street, HQ-07
                                    San Diego, CA 92101

          12.4 SEMPRA ENERGY shall make payment within [...***...] days after receipt and approval of invoice.

     13.  AUDIT

          13.1. SEMPRA ENERGY reserves the right to designate its own employee representative(s) or its contracted representative with a certified public accounting firm, who shall have the right to audit and to examine any cost, payment, settlement or supporting documentation resulting from any Services performed on this Agreement. Any such audit(s) shall be done by SEMPRA ENERGY at reasonable times and in conformance with generally accepted auditing standards and General Accepted Accounting Principles (GAAP). Cayenta.com agrees to fully cooperate with any such audit(s).

         13.2. Cayenta.com shall include a similar clause in its agreements with its subcontractors reserving the right to designate Cayenta.com's own employee representative(s), its contracted representative from a certified public accounting firm, and representative(s) from SEMPRA ENERGY, who shall have the right to audit and to examine any cost, payment, settlement or other supporting documentation resulting from any item set forth in its agreements.

          13.3. Cayenta.com shall be notified in writing of any exception taken as a result of an audit of Cayenta.com or a subcontractor. Cayenta.com shall refund the amount of any exception to SEMPRA ENERGY within ten (10) days or have the right to have the exception(s) audited by an independent accounting firm whose determination shall be binding upon both parties. Cayenta.com agrees to pay interest, accruing monthly, at a rate of [...***...]% per annum on any payment which it is found responsible. Interest will be computed from the date of written notification of exception(s) to the date Cayenta.com reimburses SEMPRA ENERGY for any exception(s). In the event an audit verifies overcharges of [...***...]%) or more, then Cayenta.com shall reimburse SEMPRA ENERGY for the cost of the audit.

                      * Confidential Treatment Requested

          13.4. This right to audit shall extend for a period of five (5) years following the date of final payment under this Agreement. Cayenta.com and each subcontractor shall retain all necessary records/documentation for the entire length of this audit period.

     14.  TAXES

          14.1. Except as stated in Section 14, Cayenta.com shall separately invoice and assumes exclusive liability for and shall pay before delinquency, all federal, state, or local sales, use, excise and other taxes, charges or contributions imposed on, or with respect to, or measured by the equipment, materials, supplies or labor furnished hereunder or the wages, salaries or other remuneration's paid to individuals employed in connection with the performance of the Services. Provided that the conditions of indemnification as set forth in Article 18 are satisfied, Cayenta.com shall hold harmless, indemnify and defend SEMPRA ENERGY, together with any and all its officers, directors, agents and employees from any liability, penalty, interest and expense by reason of Cayenta.com's failure to pay such taxes, charges or contributions. Cayenta.com and SEMPRA ENERGY shall cooperate with each other to minimize the tax liability of both parties to the extent legally permissible, including separately stating taxable charges on Cayenta.com's invoices and supplying resale and exemption certificates, if applicable, and other information as reasonably requested. Cayenta.com agrees to deliver any software solely by (a) electronic transmission or (b) a "load and leave" procedure whereby Cayenta.com loads the software onto SEMPRA ENERGY's systems using LICENSOR's own media, over which media Cayenta.com at all times retains possession and control. In the case of delivery under option (b) above, Cayenta.com shall remove such media from SEMPRA ENERGY's premises promptly following completion of such loading procedure.

          14.2. Without limiting the generality of the foregoing, Cayenta.com agrees to treat all individuals performing services under the Agreement as employees of the Cayenta.com for purposes of Federal and State employment taxes. No exceptions are permitted under this section without a written Amendment to this Agreement prior to an individual performing any Services under this Agreement.

          14.3. Without limiting any of the provisions of Article 14, Cayenta.com agrees that, at any time during the performance of this Agreement, SEMPRA ENERGY shall have the right to audit Cayenta.com's compliance with the requirement stated in Article 14.2 that Cayenta.com treat all individuals performing Services under this Agreement as employees of Cayenta.com for Federal and State employment tax purposes. Such audit shall occur at reasonable times with Cayenta.com's full cooperation.

     15.  INDEPENDENT CONTRACTOR

          15.1. It is agreed that Cayenta.com shall perform the Services under this Agreement as an independent Contractor and no principal-agent or employer-employee relationship or joint venture or partnership shall be created with SEMPRA ENERGY.

          15.2. Cayenta.com represents to SEMPRA ENERGY that it has taken commercially reasonable efforts to ensure that it and its subcontractors are properly licensed, insured, fully experienced and properly qualified to perform the class and type of the Services as specified in this Agreement, in addition to being properly equipped, organized, staffed and financed to handle such Services.

          15.3. Cayenta.com shall perform the Services in an orderly and workmanlike manner, enforce strict discipline and order among its personnel, and shall NOT employ on the Services any personnel it knows or reasonably should know are unskilled in the work assigned.

          15.4. Cayenta.com shall use prudent business practices in its relationships with suppliers and subcontractors.

          15.5. Cayenta.com shall NOT engage in any advertising, publicity or other promotional activities which in any way directly or indirectly refers to this Agreement.

     16.  WARRANTY

          Cayenta.com warrants that all services performed hereunder shall satisfy the standards of care, skill and diligence normally provided by a performance of such services. Any services supplied hereunder failing to meet such standards shall be repeated or corrected, at no cost to SEMPRA ENERGY and shall conform to the requirements of this Agreement.

     17.  INSURANCE

          Insurance requirements set forth below do not in any way limit the amount or scope of liability of Cayenta.com under this agreement. The amounts listed indicate only the minimum amounts of insurance coverage SEMPRA ENERGY is willing to accept to help insure full performance of all terms and conditions of this agreement. All insurance required of Cayenta.com under this agreement shall meet the following minimum requirements:

          17.1. CERTIFICATES, NOTICE OF CANCELLATION. On or before the effective date of this agreement, and thereafter during its term, Cayenta.com shall provide SEMPRA ENERGY with current certificates of insurance, executed by a duly authorized representative of each insurer, as evidence of all insurance policies required under this Article 17. No insurance policy may be canceled, materially revised, or non-renewed without at least thirty (30) days prior written notice being given to SEMPRA ENERGY. Insurance must be maintained without lapse in coverage during the term of this agreement. SEMPRA ENERGY shall also be given certified copies of Cayenta.com's policies of insurance, upon request.

          17.2. ADDITIONAL INSURED. SEMPRA ENERGY shall be named as an additional insured in each general liability policy. Such general liability insurance shall provide a severability of interest or cross-liability clause.

          17.3. PRIMARY COVERAGE. The required policies, and any of Cayenta.com's policies providing coverage excess of the required policies, shall provide that the coverage is primary for all purposes and Cayenta.com will not seek any contribution from any insurance or self-insurance maintained by SEMPRA ENERGY.

           17.4. COMPANY RATINGS. All required policies of insurance must be written by companies having an A. M. Best rating of "A-" or better, or equivalent.

           17.5. DEDUCTIBLE: RETENTIONS. Cayenta.com shall be solely responsible for any deductible or self-insured retention on insurance required hereunder.

           17.6. REQUIRED INSURANCE. At all times during this agreement, Cayenta.com shall provide and maintain, at its own expense, the following types of insurance:

                  17.6.1. GENERAL LIABILITY INSURANCE. Cayenta.com shall maintain an occurrence form commercial general liability policy, or policies, including coverage for sudden and accidental pollution liability on land and on water, insuring against liability arising from bodily injury, property damage, personal and advertising injury, independent Cayenta.coms liability, products and completed operations and contractual liability. Such coverage shall be in an amount of not less than $1,000,000 combined single limit per occurrence.

                  17.6.2. AUTOMOBILE LIABILITY INSURANCE. In the event that automobiles are used in connection with Cayenta.com's performance of this agreement, Cayenta.com shall maintain an automobile liability policy or policies insuring against liability for damages because of bodily injury, death, or damage to property, (including loss of use thereof), and occurring in any way related to the use, loading or unloading of any of Cayenta.com's automobiles (including owned, hired and non-owned vehicles). Coverage shall be in an amount of not less than $1,000,000 each accident.

                  17.6.3. WORKERS' COMPENSATION INSURANCE. In accordance with the laws of the State or States in which the work will be performed, Cayenta.com shall maintain in force workers' compensation insurance for all of its employees. If applicable, Cayenta.com shall obtain U.S. Longshoremen's and Harbor Workers compensation insurance, separately, or as an endorsement to workers' compensation insurance. Cayenta.com shall also maintain employer's liability coverage in an amount of not less than $1,000,000 per accident and per employee for disease. In lieu of such insurance, Cayenta.com may maintain a self-insurance program meeting the requirements of the State or States in which the work will be performed along with the required employer's liability insurance.

                  17.6.4. PROFESSIONAL LIABILITY INSURANCE. Cayenta.com shall maintain professional liability insurance covering the professional activities contemplated under this agreement in an amount of not less than $1,000,000 each claim.

           17.7. WAIVER OF SUBROGATION. Each policy of property, general liability and automobile (including automobile physical damage) insurance maintained by Cayenta.com shall contain a waiver of subrogation in favor of SEMPRA ENERGY.

     18.   INDEMNITY

           18.1. As between SEMPRA ENERGY and Cayenta.com, Cayenta.com shall be solely liable for and Cayenta.com shall indemnify, defend and hold SEMPRA ENERGY, and its present and future direct and indirect parent company(ies), subsidiaries, affiliates, divisions and their respective directors, officers, shareholders, employees, agents, representatives, successors and assigns harmless from and against any an all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorney's fees and disbursements) of any kind whatsoever resulting from Cayenta.com's, it's employees, or subcontractor's negligence or willful misconduct causing, (1) injuries to or death of any and all individuals, including, without limitation, members of the general public, or any employee, agent, independent Cayenta.com or Cayenta.com or affiliate of either SEMPRA ENERGY or Cayenta.com, arising out of or connected in any manner with the performance of Services, (2) damage to, loss, and/or destruction of property, including, without limitation, to, property of SEMPRA ENERGY or Cayenta.com arising out of or connected in any manner with the performance of Services, (3) third party claims of any kind, whether based upon negligence, strict liability or otherwise, arising out of or in connected in any manner to Cayenta.com's or any of its subcontractor's acts or omissions in breach of this Agreement or (4) Cayenta.com's failure to comply with Article 20 hereunder. The indemnification obligation shall not apply to the extent that injuries, death, loss, damage or destruction is caused by the willful misconduct of SEMPRA ENERGY, its agents or employees, or SEMPRA ENERGY's sole negligence.

           18.2. Cayenta.com shall indemnify, defend and hold SEMPRA ENERGY, and its present and future direct and indirect parent company(ies), subsidiaries, and affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys' fees and disbursements) of any kind whatsoever arising from (1) actual or alleged infringement or misappropriation by Cayenta.com or any subcontractor of any patent, copyright, trade secret, trademark, service mark, trade name, or other intellectual property right in connection with the Services, including without limitation, any deliverable, (2) Cayenta.com's violation of any third party license to use intellectual property in connection with the Services, including, without limitation, any deliverable.

           18.3. If any claim is brought against SEMPRA ENERGY, then Cayenta.com shall be entitled to participate in, and, unless in the opinion of counsel for SEMPRA ENERGY a conflict of interest between SEMPRA ENERGY and Cayenta.com may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to SEMPRA ENERGY. If Cayenta.com does not assume the defense of SEMPRA ENERGY, or if a conflict precludes Cayenta.com from assuming the defense, then Cayenta.com shall reimburse SEMPRA ENERGY on a monthly basis for SEMPRA ENERGY's defense through separate counsel of SEMPRA ENERGY's choice. Even if Cayenta.com assumes the defense of SEMPRA ENERGY with acceptable counsel, SEMPRA ENERGY, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving Cayenta.com of any of its obligations hereunder.

           18.4. Cayenta.com's obligation to indemnify under this Article shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Cayenta.com under any Worker's Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

     19.   GOVERNING LAW

           The formation, interpretation and performance of this Agreement shall be governed by the internal laws of the State of California.

     20.   COMPLIANCE WITH LAWS

           Cayenta.com hereby represents that it and its subcontractors are and at all times shall be familiar with, and at all times during performance of the Services shall comply with and observe, all applicable federal, state and local laws, ordinances, rules, regulations, executive orders, all applicable safety orders and all orders or decrees of administrative agencies, courts or other legally constituted authorities having jurisdiction or authority over Cayenta.com, SEMPRA ENERGY or the Services.

     21.   TERMINATION

           21.1. Cayenta.com agrees that if (1) Cayenta.com abandons the Services, or (2) Cayenta.com shall become bankrupt or insolvent, or shall assign this Agreement, or sublet any part thereof, without the written authorization of SEMPRA ENERGY, or (3) Cayenta.com in the reasonable opinion of SEMPRA ENERGY Representative, violates any of the provisions of this Agreement, or executes this Agreement in bad faith, or (4) Cayenta.com, in the sole opinion of the SEMPRA ENERGY Representative not performing the Services in accordance with the terms of this Agreement, SEMPRA ENERGY may notify Cayenta.com, pursuant to Article 28, to discontinue all or any part of the Services and Cayenta.com shall thereupon discontinue the Services or such parts thereof. The remedies herein shall be inclusive and additional to any other remedies in law or equity, and no action by SEMPRA ENERGY shall constitute a waiver of any such right or remedy.

           21.2. It is also expressly agreed that SEMPRA ENERGY shall have the right to terminate this Agreement, or any part thereof, at any time for its sole convenience upon [...***...] days' written notice, pursuant to
Article 28, to Cayenta.com and payment of termination charges as set forth in SCHEDULE D, if applicable. Cayenta.com shall fully justify and document to SEMPRA ENERGY any termination charges so claimed. In no event shall Cayenta.com be entitled to payment for any Services which has NOT been authorized by SEMPRA ENERGY, or is NOT yet performed, or any anticipated profits for any Services that have not been authorized or performed.

           21.3. Payment of termination charges shall occur within [...***...] days of receipt of Cayenta.com's written submittal of charges and justification to SEMPRA ENERGY's satisfaction. SEMPRA ENERGY shall have the right to review and verify by independent audit, any termination charges claimed by Cayenta.com prior to payment.

     22.   LIENS

           Without limiting the generality of Article 18, Cayenta.com shall indemnify, defend, and hold SEMPRA ENERGY, and its present and future direct and indirect parent company(ies), subsidiaries, affiliates and their directors, officers, shareholders, employees, agents and

                      * Confidential Treatment Requested
representatives harmless from and against any mechanics lien or stop notice claim against SEMPRA ENERGY by Cayenta.com, subcontractors, employees or agents pertaining to the Services specified in this Agreement.

     23.   ASSIGNMENT

           Cayenta.com shall give personal attention to the execution of the Services herein provided for, and shall NOT assign this Agreement, nor employ any subcontractor for the execution of the same or any part thereof, without prior written authorization of SEMPRA ENERGY. No such written authorization, however, shall be construed as discharging or releasing Cayenta.com in any way from the performance of the Services or the fulfillment of any obligation specified in this Agreement. Cayenta.com shall remain jointly and severally liable with any assignee of its rights or obligations.

     24.   EQUAL EMPLOYMENT OPPORTUNITY

           If this Agreement is subject to Executive Order 11246 of September 24, 1965, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans' Readjustment Act of 1974, Cayenta.com agrees to comply with the equal employment opportunity clauses set out at 41 CFR 60-1.4 and the requirements for affirmative action for veterans and disabled persons set out at 41 CFR 60-250.4 and 60-741.4, respectively, which clauses are incorporated herein by reference with the same force and effect as if stated in full text.

     25.   CALENDAR YEAR 2000 COMPLIANCE

           Cayenta.com represents, warrants and reports that the systems utilized by Cayenta.com in the performance of Services for SEMPRA ENERGY shall exhibit calendar Year 2000 Compliance. Year 2000 Compliance shall mean the capability to (1) manage and manipulate data involving all dates subsequent to, prior to and including the calendar year 2000, including single-century and multi-century formulas, and will not cause an abnormally ending (ABEND) scenario within the application, or result in incorrect values generated involving such dates; (2) ensure that all date-related functions, including generated code, will include the indication of century; and (3) convert between date representations (such as YYMMDD, Julian and Gregorian). Failure of Cayenta.com to be Year 2000 compliant shall NOT in any way excuse Cayenta.com from the duty to perform its obligations hereunder.

     26.   NONWAIVER

           The failure of SEMPRA ENERGY to insist upon or enforce, in any instance, strict performance by Cayenta.com of any of the terms of this Agreement or to exercise any rights herein conferred shall NOT be construed as a waiver or relinquishment to any extent of its right to assert, or rely upon any such terms or rights on any future occasion. No waiver shall be valid unless stated in writing as set forth in Article 28.

     27.  DISPUTES

          27.1. Any dispute that cannot be resolved between Cayenta.com Representative and SEMPRA ENERGY Representative shall be referred to Sempra Energy Director-Procurement and an officer of Cayenta.com for resolution. If SEMPRA ENERGY and Cayenta.com cannot reach an agreement within a reasonable period of time, SEMPRA ENERGY and Cayenta.com shall have the right to pursue litigation as provided for herein.

          27.2. In the event of any litigation to enforce or interpret any terms of this Agreement, the parties agree that such action will be brought in the Superior Court of the County of San Diego, California (or, if the federal courts have exclusive jurisdiction over the subject matter of the dispute, in the U.S. District Court for the Southern District of California), and the parties hereby submit to the exclusive jurisdiction of said court.

          27.3. In any action in litigation to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses, (including expert testimony) and reasonable attorneys fees incurred therein by the prevailing party.

          27.4. In no event shall the litigation of any controversy or the settlement thereof delay the performance of this Agreement.

     28.  NOTICES OR DEMANDS

          Any notice, request, demand or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee if made in writing and (1) if personally delivered; (2) three days after deposit in the mails if mailed by certified or registered air mail, post prepaid, with a return receipt requested; or (3) if sent by facsimile with confirmation sent as provided in (2) above. All correspondence shall reference the contract number shown on the cover page of this document. Mailed notices and facsimile notices shall be addressed as follows to:

          SEMPRA ENERGY:                SEMPRA ENERGY
                                        PO BOX 129007
                                        San Diego, California 92112-9007
                                        Facsimile No: (619) 699-5177
                                        Attention: Director-Procurement
                                        Contract No. 5600001843

          Cayenta.com:                  CAYENTA.COM
                                        225 Broadway
                                        Suite 1500
                                        San Diego, CA 92101
                                        Attention: David Porreca

     29.  CONFIDENTIALITY

          29.1. DEFINITIONS. For purposes of this Agreement, the term "Confidential Information" means proprietary information concerning the business, operations and assets of SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries, including, without limitation, information or materials prepared in connection with Peregrine Project or any related subsequent agreement, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential Information shall not include (1) information known to Cayenta.com or a Representative prior to obtaining the same from SEMPRA ENERGY; (2) information in the public domain at the time of disclosure by Cayenta.com; (3) information obtained by Cayenta.com or a Representative from a third party who did not receive same, directly or indirectly, from SEMPRA ENERGY; or (4) information approved for release by written authorization of an authorized officer of SEMPRA ENERGY For purposes of this Agreement, Representatives means collectively each of Cayenta.com's directors, officers, employees, agents, advisors or affiliates.

          29.2. LIMITED USE: NONDISCLOSURE. Cayenta.com hereby agrees that it shall use the Confidential Information solely for the purpose of performance under this or other SEMPRA ENERGY contracts and not in any way detrimental to SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries. Neither Cayenta.com nor its Representatives shall use the Confidential Information for their own benefit. Cayenta.com agrees to use the higher of the same degree of care it uses with respect to its own proprietary or confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of the Confidential Information. Except as otherwise provided herein, Cayenta.com and its Representatives shall keep confidential and not disclose the Confidential Information. Cayenta.com shall cause each of its Representatives to become familiar with, and abide by, the terms of this Agreement.

          29.3. COURT OR ADMINISTRATIVE ORDER. Notwithstanding the provisions of Article 29.2 above, Cayenta.com and its Representatives may disclose any of the Confidential Information in the event, but only to the extent, that, based upon advice of counsel, it is required to do so by the disclosure requirements of any law, rule, or regulation or any order, decree, subpoena or ruling or other similar process of any court, governmental agency or governmental or regulatory authority. Prior to making or permitting any of its Representatives to make such disclosure, Cayenta.com shall provide SEMPRA ENERGY with prompt written notice of any such requirement so that SEMPRA ENERGY (with Cayenta.com's assistance) may seek a protective order or other appropriate remedy.

          29.4. PUBLICITY. Cayenta.com] and its Representatives shall not, without the prior written consent of SEMPRA ENERGY, disclose to any person (1) the fact that the Confidential Information has been made available to Cayenta.com or its Representatives or

(2) any information regarding the ongoing discussions and negotiations between the parties, including the fact that such discussions and negotiations are occurring; provided, however, that Cayenta.com and its Representatives may disclose the information described in clauses (1) and (2) above if such disclosure is required under any of the circumstances described in Article 29.3 above, in which case the procedures specified therein with respect to such disclosure shall apply.

          29.5. DOCUMENT RETENTION. At any time upon the request of SEMPRA ENERGY, Cayenta.com shall promptly deliver to SEMPRA ENERGY or destroy (with such destruction to be certified to SEMPRA ENERGY) all documents (and all copies thereof, however stored) furnished to or prepared by Cayenta.com and its Representatives that contain Confidential Information and all other documents in Cayenta.com's possession that contain or that are based on or derived from Confidential Information.

          29.6. SURVIVAL. Notwithstanding the return or destruction of all or any part of the Confidential Information, the confidentiality provisions set forth in this agreement shall nevertheless remain in full force and effect with respect to specific Confidential Information until the date that is five (5) years after the date of disclosure of such Confidential Information.

          29.7. REMEDIES. The parties acknowledge that the Confidential Information is valuable and unique, and that damages would be an inadequate remedy for breach of this Agreement and the obligations of Cayenta.com and the Representatives are specifically enforceable. Accordingly, the parties agree that in the event of a breach or threatened breach of this Agreement by Cayenta.com, SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries, who shall be third party beneficiaries of this Agreement, shall be entitled to seek an injunction preventing such breach, without the necessity of proving damages or posting any bond. Any such relief shall be in addition to, and not in lieu of, money damages or any other legal or equitable remedy available to SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries.

     30.  TIME OF ESSENCE

          Time is expressly agreed to be of the essence of this Agreement and each, every and all of the terms, conditions and provisions herein.

     31.  VALIDITY

          The invalidity, in whole or in part, of any provisions hereof shall NOT affect the validity of any other provisions hereof.

     32.  SURVIVAL

          The obligations imposed on Cayenta.com and Cayenta.com's employees by and pursuant to Articles 8, 13, 14, 16, 17, 18, 22 and 27 survive termination of this Agreement.

     33.  NO ORAL MODIFICATIONS

          No modification of any provisions of this Agreement shall be valid unless in writing and signed by authorized representatives of the party against whom such modification is sought to be enforced. The authorized representative of SEMPRA ENERGY is not the SEMPRA ENERGY Representative. SEMPRA ENERGY Representative is not the authorized representative for Amendments. Amendments must be signed by persons internally authorized to do so by SEMPRA ENERGY pursuant to its corporate policies.

     34.  CAPTIONS

          The captions in this Agreement are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

     35.  COUNTERPARTS

          This Agreement may be executed in counterparts which, taken together, shall constitute a single instrument.

     36.  AUTHORITY

          Each individual executing this Agreement on behalf of SEMPRA ENERGY and Cayenta.com represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said party and that this Agreement is binding upon said party in accordance with its terms.

     37.  JOINT AND SEVERAL LIABILITY

          INTENTIONALLY OMITTED

     38.  COMPLETE AGREEMENT

          This Agreement constitutes the complete and entire Agreement between the parties and supersedes any previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. There are no additions to, or deletions from, or changes in, any of the provisions hereof, and no understandings, representations or agreements concerning any of the same, which are NOT expressed herein, unless stated below. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE, PRIOR COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT. The following Schedules are attached hereto and incorporated herein by this reference:

SCHEDULE A - TECHNICAL SERVICES SCOPE OF WORK
SCHEDULE B - SUBCONTRACTORS LIST
SCHEDULE C - RESERVED

SCHEDULE D - COMPENSATION
SCHEDULE E - REQUIRED INSURANCE
SCHEDULE F - INTENTIONALLY OMITTED
SCHEDULE G - WORK AUTHORIZATION
SCHEDULE H - WEEKLY TIME CARD
SCHEDULE I - TRAVEL GUIDELINES

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAYENTA.COM                           SEMPRA ENERGY

By: /s/ Gregory R. Smith              BY: /s/ Jerry Deems
   ----------------------------------    ----------------------------------

Name: Gregory R. Smith                Name: Jerry Deems
     --------------------------------      --------------------------------

                                             Vice President & Chief
Title: Chief Technical Officer        Title: Information Technology Officer
      -------------------------------       -------------------------------

Date: 12/16/99                        Date: 12/16/99
     --------------------------------      --------------------------------

                                 SEMPRA ENERGY

                                  SCHEDULE A

                       TECHNICAL SERVICES SCOPE OF WORK


The Services as generally described in Article 1 - SCOPE, are more definitively described as stated below:

Cayenta.com shall provide SEMPRA ENERGY with consulting and professional services support on a Time and Expense basis that includes but is not limited to the following.


EFX INFRASTRUCTURE DEVELOPMENT PROJECTS

OVERVIEW

CAYENTA.COM will deliver time and materials consulting and contract services in support of seven EFX FRAMEWORK related projects.

The EFX FRAMEWORK is SEMPRA ENERGY'S strategic direction for delivering and managing superior (web technology based) business applications in a competitive market. The EFX Framework will enable delivery of new and enhanced applications more rapidly, with higher quality and at lower cost than can be delivered by conventional development methods.

The projects will continue the development of new and improved EFX services that can be leveraged by the IT community across all Sempra Energy companies, create best practices for EFX development that can deployed as an integral part of an overall FFX-based project delivery, develop new and improved EFX Enterprise Infrastructure that can be leveraged by the IT community across all Sempra Energy companies, provide specific courseware to train Sempra Energy staff in the utilization of EFX, create the necessary tools and supporting processes for administering within and across Sempra Energy companies, create best practices for EFX development that can deployed as an integral part of an overall EFX-based project delivery and to ensure that EFX software is adapted, when necessary, to be compatible with core technology selections being made by the corporation. The seven projects included are EFX Core Services, EFX Design Center, EFX Enterprise Infrastructure, EFX Rollout, EFX Operations 2000, EFX Process 2000 and EFX Technology 2000. Brief descriptions are provided below.


EFX CORE SERVICES

EFX has been created by Sempra Energy to provide a common platform for developing and integrating software in a single, high quality, supportable environment. The purpose of this activity is to continue the development of new and improved EFX services that can be leveraged by the IT community across all Sempra Energy companies.

This activity will result in the development of EFX 3.0. EFX 3.0 will be based on the existing EFX 2.0 release but include newly developed components and services. In addition to new development, a major aspect of this task will be to factor and repackage code submissions made by Sempra Energy development teams into sharable infrastructure services and components. New development will focus on blending high quality, low cost component-based products with standards compliant interfaces to develop a sharable set of framework services that can be affordably deployed through out all Sempra Energy company's and Soliance Network customers. Expected activities to be conducted as part of EFX 3.0 include the integration of workflow services, business object persistence services, and web portal and commerce facilities. Additional areas will be added in response to application and integration project demands. Finally, EFX 3.0 will be supported with user documentation and examples.


EFX DESIGN CENTER DEVELOPMENT

Effective systems engineering processes are critical to the quality and on-time delivery of software and system projects. Sempra Energy IT leadership has recognized this fact and has made a significant commitment to institute processes to manage and guide systems development and support. The purpose of this task is to create best practices for EFX development that can deployed as an integral part of an overall EFX-based project delivery.

This activity will adapt and extend the previously developed SDCDC-developed Strategic Needs Assessment Process (SNAP) with extensions to support the estimation, delivery, and ongoing operational support for EFX projects. Any and all development processes will be based on leading industry solutions and best practices and support a rapid iterative model of development and support to ensure that any major project release is held to less than [...***...]. Further, it is expected that this activity will be conducted in close cooperation with the Sempra Energy IT Quality Directory to ensure compliance with any existing Sempra Energy systems engineering best practices.

EFX ENTERPRISE INFRASTRUCTURE II

EFX has been created by Sempra Energy to provide a common platform for developing and integrating software in a single, high quality, supportable environment. The purpose of this activity is to develop new and improved EFX Enterprise Infrastructure that can be leveraged by the IT community across all Sempra Energy companies.

This activity will result in the development of Enterprise Infrastructure Applications such as an Enterprise Business Repository, LDAP Enterprise Directory Services, Enterprise FTP Services, Enterprise FAX Services, and Enterprise EDI services. This project is intended to increase the robustness of the EFX infrastructure by both meeting new application requirements as sharable framework services and harvesting existing applications for new component services.

                      * Confidential Treatment Requested

EFX ROLLOUT

EFX has been created by Sempra Energy to provide a common platform for developing and integrating software in a single, high quality, supportable environment. The purpose of this activity is to provide specific courseware to train Sempra Energy staff in the utilization of EFX.

This activity will result in the development of a comprehensive set of training courseware for EFX that can be provided to Sempra Energy's IT community. The following courses are to be created as part of this activity:

- EFX for Java Programmers
- EFX for Visual Basic Programmers
- EFX for PowerBuilder Programmers
- EFX for System Administrators and Operators

This project is necessary to create the curriculum and courseware required to train Sempra Energy IT staff to effectively utilize EFX and EFX services. These classes are absolutely necessary to ensure the success of the EFX roll out across Sempra Energy.


EFX OPERATIONS 2000

EFX has been created by Sempra Energy to provide a common platform for developing and integrating software in a single, high quality, supportable environment. Applications developed utilizing EFX are entering production and will increasingly require support by Sempra Energy Operations staff. The purpose of this activity is to create the necessary tools and supporting processes for administering within and across Sempra Energy companies.

This activity will focus on the creation of EFX management tools and processes that can be hosted in the current Sempra Energy data center(s). These tools will be capable of administering and monitoring the EFX environment and the applications under the control of EFX. A major focus will be to integrate EFX with Sempra Energy operations management tools to ease the overall training and support burden on data center staff. Special attention will be placed on the coordination of software installation, backup, job scheduling, and runtime tuning of system performance. This task will also provide full documentation and processes for using all developed operations tools. This project will be required to enable the full management of EFX applications by the Sempra Energy Rancho Bernardo data center and other operational support centers in a standardized manner and at reasonable cost. It is expected that this activity will enable operations to provide first and partial second level support for new and existing applications that make use of EFX management services rather than by applications development staff.

EFX PROCESS 2000

Effective systems engineering processes are critical to the quality and on-time delivery of software and system projects. Sempra Energy IT leadership has recognized this fact and has made a significant commitment to institute processes to manage and guide systems development and support. These systems engineering efforts have focussed principally on working with existing development teams and platforms responsible for maintaining Sempra Energy's current software inventory. The purpose of this task is to create best practices for EFX development that can deployed as an integral part of an overall EFX-based project delivery.

This activity will adapt and extend the previously developed SDCDC-developed Strategic Needs Assessment Process (SNAP) with extensions to support the estimation, delivery, and ongoing operational support for EFX projects. Any and all development processes will be based on leading industry solutions and best practices and support a rapid iterative model of development and support to ensure that any major project release is held to less than [...***...]. Further, it is expected that this activity will be conducted in close cooperation with the Sempra Energy IT Quality Directory to ensure compliance with any existing Sempra Energy systems engineering best practices.

This project is to create the project management and organizational templates needed to complement EFX-based projects and to assist Sempra Energy IT and Soliance Networks in competing against leading systems integrators.


EFX TECHNOLOGY 2000

EFX has been created by Sempra Energy to provide a common platform for developing and integrating software in a single, high quality, supportable environment. The purpose of this activity is to ensure that EFX software is adapted, when necessary, to be compatible with core technology selections being made by the corporation.

This activity will result in the modification of existing and new Sempra Energy technology components as they enter the corporate inventory. This activity will focus principally on porting and adapting EFX to all Sempra Energy operating systems (e.g., MVS) and system services (e.g., RACF security). A key activity will be to ensure that the preliminary support for clustering on Sun's Solaris operating system is extended and ported to the Windows NT/2000 environment. Additional system ports planned as a part of this activity include MVS, RedHat Linux, HP/UX, and AIX. These ports, with the exception of Linux, are required to bring existing Sempra Energy applications under EFX management control.

This project is required to ensure that EFX is compatible with the entire Sempra Energy deployment environment and suite of system services. This breadth of coverage will also assist Sempra Energy in adapting EFX to support and manage applications resulting from corporate acquisitions or owned by Soliance Network customers.


                      * Confidential Treatment Requested

All Services shall be authorized by SEMPRA ENERGY via a Work Authorization (Schedule G) and shall be provided by Cayenta.com on a Time and Expense basis.

ALL WORK WILL BE PERFORMED ONSITE AT SEMPRA ENERGY FACILITIES.


SEMPRA ENERGY will define all work to be performed by Cayenta.com via a Work Authorization - SCHEDULE G. SEMPRA ENERGY will not reimburse Cayenta.com for any work performed that has not been previously authorized by a Work Authorization - SCHEDULE G.

The Cayenta.coms will work during SEMPRA ENERGY normal business hours and will not be paid for holidays or weekends. If SEMPRA ENERGY requires Cayenta.com to work on a holiday that is observed by SEMPRA ENERGY, Cayenta.com shall be reimbursed if authorized by a Work Authorization - SCHEDULE G.

SEMPRA ENERGY shall be given ten (10) days notice and request for any vacation or leave of absence planned by the Cayenta.coms. SEMPRA ENERGY must approve any vacation or leave of absence taken by the Cayenta.coms.

Any changes to the Estimated expenditures, and Scope/Task as described in the Work Authorization shall be documented and approved by the SEMPRA ENERGY authorized representative as described herein. SEMPRA ENERGY shall not be liable for payment for any change or work performed that has not been authorized and approved in writing via a Work Authorization.

If at any time SEMPRA ENERGY is dissatisfied with the material performance or experience level of an assigned Cayenta.com employee or Cayenta.com, SEMPRA ENERGY shall immediately report such to Cayenta.com in writing and may request Cayenta.com to replace such personnel. Cayenta.com shall use its commercially reasonable best efforts to accomplish such change, recognizing the adverse impact that unsatisfactory personnel shall have on the performance of Services and meeting of the task and scope as described in the Work Authorization.

                                SEMPRA ENERGY

                                 SCHEDULE B

                             SUBCONTRACTORS LIST

                            INTENTIONALLY OMITTED

This section was intentionally omitted. There are no subcontractors identified at this time. Any subcontractors, and their key employees, will be identified in Work Authorizations.

                                SEMPRA ENERGY

                                 SCHEDULE C

                                  RESERVED

                                SEMPRA ENERGY

                                 SCHEDULE D

                                COMPENSATION

Further definition of Article 11 - COMPENSATION, is as follows:

Cayenta.com shall provide SEMPRA ENERGY with software consulting and professional services support on a Time and Expense basis that shall not exceed $[...***...].

Table C-1 defines standard billing rates for all standard TNP labor categories. The rates presented below reflect those charged by TNP to its best customers and are identical to the negotiated rates currently in place between Sempra Energy and TNP.

                            TABLE C-1 - BILLING RATES.

                        Category                Hourly Rates
                  Managing Partner                $[...***...]
                  Partner                         $[...***...]
                  Senior Technical Consultant     $[...***...]
                  Technical Consultant            $[...***...]
                  Associate Technical
                  Consultant                      $[...***...]
                  Research/Documentation
                  Support                         $[...***...]
                  Administrative Support          $[...***...]

Table C-2 documents total project cost and associated level of effort required to meet the proposed statement of work over the Agreement's one year duration.


               TABLE C-2.  COSTS BY INFRASTRUCTURE PROJECT ($000)

EFX TECHNOLOGY 2000              [...***...]
EFX CORE SERVICES                [...***...]
EFX ENTERPRISE INFRASTRUCTURE    [...***...]
EFX DESIGN CENTER                [...***...]
EFX OPERATIONS                   [...***...]
                                ------------
                                $[...***...]

SEMPRA ENERGY and Cayenta.com will negotiate the rate for all additional Cayenta.coms on the projects based on Cayenta.com experience and will be documented and incorporated into any future Work Authorizations - SCHEDULE G.


                      * Confidential Treatment Requested

Cayenta.com guarantees that the rates listed herein will remain the same throughout the term of this Agreement.

SEMPRA ENERGY does not guarantee, represent or warrant that it will commit to any specific quantities or dollar total for these services and assumes no commitment liability, financial or otherwise, except as authorized on an individual basis from time to time.


                      * Confidential Treatment Requested

                                SEMPRA ENERGY

                                 SCHEDULE E

                             REQUIRED INSURANCE

                                SEMPRA ENERGY

                                 SCHEDULE F

                             INTENTIONALLY OMITTED

                                SEMPRA ENERGY

                                 SCHEDULE G

                             WORK AUTHORIZATION


                             WORK AUTHORIZATION # _____


This signed document represents authorization for Cayenta.com to commence consulting services against Agreement No. _________ dated November 13, 1998 between Cayenta.com and SEMPRA ENERGY.

Cost Center _____________         Acct. No. ______________

SCOPE/TASK DESCRIPTION:


SEMPRA ENERGY REPRESENTATIVE

     Name _____________________    Phone No. _________________

CAYENTA.COM STAFF MEMBER:

     Name                    Classification            Rate          Phone No.
     1.
     2.

PERFORMANCE PERIOD

     START DATE:                  END DATE:

TRAVEL AND EXPENSES:
All expenses are to be reimbursed in accordance with Schedule I - Travel Guidelines.

ESTIMATED EXPENDITURES

The estimated expenditures for this Work Authorization is $ _________________.

Agreed and Accepted:

For: Sempra Energy                   For: Cayenta.com LLC

Signature: _____________________     Signature: _____________________
Name: __________________________     Name: __________________________
Title: _________________________     Title: _________________________
Date: __________________________     Date: __________________________

                            SEMPRA ENERGY

                              SCHEDULE H

                          WEEKLY TIME CARD

                  for Time & Material Service Providers


                        (see Attachment H-2)

                          WEEKLY TIME CARD
                          ----------------
                  for Time & Material Service Providers

PERIOD                             COMPANY NAME     Sempra Energy
------                                              ---------------------------------------------------
FROM:                    COMPANY REPRESENTATIVE
                                                    ---------------------------------------------------
01-JAN-2000                         CAYENTA.COM
                                                    ---------------------------------------------------
THROUGH:                       CONSULTANT NAME:
                                                    ---------------------------------------------------
07 JAN 2000        LOCATION SERVICES PERFORMED:
                                                    ---------------------------------------------------
                                CONTRACT NUMBER
                                                    ---------------------------------------------------
                      WORK AUTHORIZATION NUMBER          1
                                                    ---------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION OF SERVICES PROVIDED           01 Jan     02 Jan     03 Jan     04 Jan     05 Jan     06 Jan     07 Jan     TOTAL
                                              2000       2000       2000       2000       2000       2000       2000
                                          -----------------------------------------------------------------------------
                                              SAT        SUN        MON        TUE        WED        THU        FRI
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                                                                4                                            4
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  3          3
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                                                      8         4          8           8          5         33
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
----------------------------------------------------------------------------------------------------------------------------------
                                  Totals        0          0          8         8          8           8          8         40
----------------------------------------------------------------------------------------------------------------------------------

I CERTIFY THE FOREGOING TO BE CORRECT ACCOUNT OF THE TIME WORKED


  CONSULTANT                                                      DATE
                               ----------------------------------      ---------
  Sempra Energy REPRESENTATIVE                                    DATE
                               ----------------------------------      ---------

*THIS TIMECARD WITH SEMPRA ENERGY REPRESENTATIVE SIGNATURE MUST ACCOMPANY ALL INVOICES FOR SERVICES*

                                 SEMPRA ENERGY

                                  SCHEDULE I

                              TRAVEL GUIDELINES

All travel-related reservations (hotel, air, car rental, etc.) shall be made through SEMPRA ENERGY' Travel Services office. All bills shall include an itemized listing supported by copies of the original bills, invoices, expense accounts and miscellaneous supporting data. If charged to SEMPRA ENERGY, all travel either to San Diego or from San Diego to other locations shall be approved in writing in advance by SEMPRA ENERGY' Representative. Time for travel will not be reimbursed except for travel during normal business hours.

A.   AUTO MILEAGE

     Auto mileage will be reimbursed at $.31 per mile, or the current rate as specified by the Internal Revenue Service.

B.   AIR TRAVEL

     Air fares will be reimbursed based on the most direct route at coach class travel rates. Upgrading (coach to a higher class) of airline tickets will only be reimbursed when approved by the SEMPRA ENERGY
     Representative, and only when the business schedule requires immediate travel and only higher class accommodations are available. Downgrading (exchange) of airline ticket where Cayenta.com receives financial or personal gain is not permitted. If a trip is postponed, reservations should be canceled immediately. Cayenta.com shall provide copies of passenger receipts to SEMPRA ENERGY to receive reimbursement.

     Travel arrangements should be made as early as possible (preferably three (3) weeks) to take advantage of advance reservation rates.

C.   COMBINING BUSINESS TRAVEL WITH PERSONAL TRAVEL

     Cayenta.com may combine personal travel with SEMPRA ENERGY' business only if the personal travel does not increase the cost to SEMPRA ENERGY. Arrangement for personal travel should be handled by Cayenta.com. SEMPRA ENERGY will not manage personal travel.

D.   AIR TRAVEL INSURANCE

     SEMPRA ENERGY does not pay for air travel insurance.

E.   ACCOMMODATIONS

     SEMPRA ENERGY will reimburse hotel room fees at the preferred corporate rate. SEMPRA ENERGY may reimburse hotel room fees at the standard rate based on single room occupancy in cases where a corporate rate is not available.

F.   LAUNDRY

     Laundry and dry cleaning charges will only be paid if Cayenta.com is on travel for SEMPRA ENERGY for a period in excess of six (6) consecutive days.

G.   ENTERTAINMENT

     SEMPRA ENERGY will not pay for the rental of premium channel movies, use of health club facilities or other forms of entertainment.

H.   AUTO RENTAL

     If required, SEMPRA ENERGY will pay for reasonable car rental charges. Cayenta.com is expected to request the rental of an economy car.

I.   MEALS

     Meals will be reimbursed on the actual cost up to a maximum of $50.00 per day of travel. Receipts are required for all meals. In order to be reimbursed, meal receipts (itemized if possible) in the form of receipts, credit card receipts, or cash register tape must be submitted. SEMPRA ENERGY will not pay for alcoholic beverages. In lieu of itemizing meal expenses and submitting receipts, Cayenta.com may claim the standard $31.00 per diem for the duration of the travel.

J.   TELEPHONE USAGE

     Cayenta.com shall submit documentation regarding all telephone calls charged to SEMPRA ENERGY. Documentation must include the name of the party being called and the purpose of the call. SEMPRA ENERGY shall allow one business call upon arrival and one call prior to departure. SEMPRA ENERGY will not pay for additional business calls unless directly related to the Contract. Personal telephone call are not reimbursable unless Cayenta.com is on travel for SEMPRA ENERGY for more than three consecutive days. In this case, the cost of a call shall not exceed $5.00 and one call is permitted every other day.

K.   GROUND TRANSPORTATION

     Public transportation should be used whenever possible; however, if necessary, rental car expenses, including gas actually purchased, will be reimbursed for authorized travel only. Cab fare (on a shared basis whenever possible) is reimbursable. Receipts shall be required to document all ground transportation charges.

     Cayenta.com shall rent the lowest automobile classification appropriate for the size or purpose of the group using the vehicle.

                        1-2 Travelers          Compact
                          3 Travelers          Medium/Intermediate
                        4-5 Travelers          Full Size/Standard Equipment
                         6+ Travelers          Van

     Cayenta.com must fuel rental automobiles prior to turn-in as rental companies normally add a large service charge to fuel costs.

L.   PARKING

     SEMPRA ENERGY does not reimburse its employees for parking expenses at any of its facilities; therefore, Cayenta.com will not be reimbursed for such.

M.   TOLLS AND FEES

     Transportation-related toll and fees incurred while on SEMPRA ENERGY business are reimbursable at actual cost.

N.   BAGGAGE HANDLING

     Baggage handling service fees are reimbursable at standard reasonable rates.

O.   OTHER BUSINESS EXPENSES

     Supplies, equipment rental, reprographics and facsimile expenses may be reimbursed when traveling on SEMPRA ENERGY business. Such expenses shall be billed at cost.

P.   NON-ALLOWABLE EXPENSES

     SEMPRA ENERGY will not provide any reimbursement for travel expenses for family members, personal items, charitable contributions, or for any other type of expense not listed above.